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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 9, 2007 relating to the consolidated financial statements of Biomira Inc. (which report on the financial statements expresses an unqualified opinion and includes explanatory paragraphs relating to a restatement of the financial statements as described in Note 22, our consideration of internal control over financial reporting and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences referring to changes in accounting principles that have a material effect on the compatibility of the financial statements) appearing in the Annual Report on Form 40-F of Biomira Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Edmonton, Canada
October 26, 2007

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CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS